UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 12, 2008

NASCENT WINE COMPANY, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-120949	82-0576512
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2355-B Paseo de las Americas
San Diego, California	92154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (619) 661-0458

__________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 --Other Events

On May 12, 2007, the Company was granted an extension until May 26, 2008 to pay in full a promissory note (the "Pasani Note") payable to Alejandro Gutierrez Pederzini and Leticia Gutierrez Pederzini in the principal amount of $1,000,000 plus interest, that was originally due on May 12, 2008. The Company  originally issued the   Note in connection with Company's acquisition of all of the common stock of Pasani.  The Pasani Note is secured  by  a pledge of 100 %  of the Pasani Common Stock to the Shareholders of Pasani S.A. de C.V. a Mexican Corporation ("Pasani"). On May 12, 2007, Alejandro Gutierrez Pederzini, also, granted the Company extension until May 26, to purchase certain Licensed Marks. The purchase price of the Licensed Marks  is $2,500,000.

The Company is negotiating with a third party investor to finance the repayment of these two obligations.  However, there can be no assurance that equity or debt financing will be available to satisfy either obligation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nascent Wine Company, Inc.
(Registrant)

Date: May14, 2008	By:	/s/ Peter V. White
		Name:	Peter V. White
		Its:	Chief Financial Officer and Treasurer